EX-99.j

taitweller.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 76 to the Registration Statement on Form N-1A (File Nos. 033-00442 and 811-04413) and to the use of our report dated November 26, 2019 relating to the September 30, 2019 financial statements and financial highlights of First Investors Covered Call Strategy Fund, First Investors Equity Income Fund, First Investors Global Fund, First Investors Growth & Income Fund, First Investors Hedged U.S. Equity Opportunities Fund, First Investors International Fund, First Investors Opportunity Fund, First Investors Premium Income Fund, First Investors Select Growth Fund, First Investors Special Situations Fund and First Investors Total Return Fund, each a series of the First Investors Equity Funds and First Investors Floating Rate Fund, First Investors Fund For Income, First Investors Government Cash Management Fund, First Investors International Opportunities Bond Fund, First Investors Investment Grade Fund, First Investors Limited Duration Bond Fund and First Investors Strategic Income Fund, each a series of the First Investors Income Funds, which are included in said Registration Statement.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
January 28, 2020

Tait Weller • Philadelphia Office • O: 215.979.8800 • F: 215.979.8811 • Two Liberty Place • 50 S. 16th Street • Suite 2900 • Philadelphia, PA 19102-2529